DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2010 RESULTS AND ANNOUNCES $1 BILLION SHARE REPURCHASE PROGRAM

Second Quarter 2010 Financial Highlights:

·	Revenues increased 11% to $963 million

·	Adjusted OIBDA increased 18% to $455 million

·	Net Income decreased 40% to $106 million and increased 61% to $211 million adjusting for one-time items

·	Refinanced $3 billion of debt, lowering interest rates and extending maturities

Silver Spring, Maryland – August 3, 2010: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2010.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s second quarter results reflect our strong execution across our portfolio of domestic and international networks. We delivered double-digit revenue and Adjusted OIBDA growth, capitalizing on the greater global demand for advertising while continuing to demonstrate the operating leverage inherent in our business model. At the same time we remain focused on further strengthening our global content, with increased investments in Animal Planet and ID translating into ratings and advertising growth domestically, while TLC is expanding its footprint internationally. Lastly, we significantly strengthened our financial position, refinancing $3 billion of debt at historically low interest rates and greatly enhanced our financial flexibility. The combination of our strong operating performance and financial position has enabled us to introduce a $1 billion share repurchase plan to return capital to stockholders.”

Second quarter revenues of $963 million increased $98 million, or 11%, over the second quarter a year ago led by 10% growth at U.S. Networks and 15% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 18% to $455 million, driven by a 45% increase at International Networks and an 11% increase at U.S. Networks. Total company Adjusted OIBDA margin increased to 47% for the second quarter from 45% for the same period a year ago.

Second quarter net income available to Discovery Communications, Inc. stockholders of $106 million ($0.25 per diluted share) decreased $71 million compared to $177 million ($0.42 per diluted share) for the second quarter a year ago which included a gain on the sale of 50% of the Discovery Kids channel. The current quarter results reflect the strong operating performance, which was more than offset by a loss on the early extinguishment of debt and termination of interest rate swaps. Excluding these items, net income for the quarter increased $80 million (2).

Free cash flow was negative $44 million for the second quarter, a decrease of $217 million from the second quarter of 2009 as increased operating performance was more than offset by payments of $138 million for the early extinguishment of debt and termination of interest rate swaps, $60 million increased spending for stock-based compensation and $61 million in higher cash taxes due to higher earnings and the expiration of domestic programming deductions. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1)	See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

(2)	See net income reconciliation for one-time items on page 12.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2010	2009 (a)	Change	2010	2009 (a)	Change

Revenues:
U.S. Networks	$ 620	$562	10%	$ 1,166	$1,084	8%
International Networks	306	267	15%	589	511	15%
Education and Other	33	35	(6%)	70	71	(1%)
Corporate and Eliminations	4	1	NM	7	5	40%

Total Revenues	$ 963	$865	11%	$ 1,832	$1,671	10%

Adjusted OIBDA:
U.S. Networks	$ 379	$340	11%	$ 672	$621	8%
International Networks	132	91	45%	254	189	34%
Education and Other	1	1	—	6	7	(14%)
Corporate and Eliminations	(57)	(46)	(24%)	(112)	(94)	(19%)

Total Adjusted OIBDA	$ 455	$386	18%	$ 820	$723	13%

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

U.S. Networks
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$ 263	$247	6%	$ 522	$495	5%
Advertising	329	290	13%	595	534	11%
Other	28	25	12%	49	55	(11%)

Total Revenues	$ 620	$562	10%	$ 1,166	$1,084	8%

Adjusted OIBDA	$ 379	$340	11%	$ 672	$621	8%
Adjusted OIBDA Margin	61%	60%		58%	57%

U.S. Networks’ revenues in the second quarter of 2010 increased 10% to $620 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 13% mainly from higher cash sellouts and increased pricing. Distribution revenue grew 6% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization, partially offset by the absence of $6 million due to the removal of Discovery Kids following the sale of 50% of that entity on May 22, 2009. Excluding Discovery Kids and the lower launch-support amortization from the 2009 results, distribution revenues grew 8% compared with the second quarter a year ago.

Adjusted OIBDA increased 11% to $379 million reflecting the 10% revenue growth partially offset by 7% higher operating expenses primarily due to increased marketing spending.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$186	$175	6%	$372	$349	7%
Advertising	106	77	38%	188	134	40%
Other	14	15	(7%)	29	28	4%

Total Revenues	$306	$267	15%	$589	$511	15%

Adjusted OIBDA	$132	$91	45%	$254	$189	34%

Adjusted OIBDA Margin	43%	34%		43%	37%

International Networks’ revenues for the second quarter increased 15% to $306 million due to advertising and distribution revenue growth. Advertising revenue increased 38% primarily from higher cash sellouts, increased viewership and subscriber growth across nearly all international regions. Affiliate revenue was up 6% during the second quarter driven primarily by increased subscribers in Latin America. Foreign currency fluctuations had an immaterial impact in the quarter.

Adjusted OIBDA increased 45% to $132 million reflecting the 15% revenue growth and a 1% decrease in operating expenses primarily reflecting a content charge of $11 million in the second quarter of 2009. Excluding the impact of the content charge, Adjusted OIBDA increased 29% reflecting 15% revenue growth, partially offset by a 5% increase in operating expenses primarily due to increased sales commissions.

Education and Other
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2010	2009	Change	2010	2009	Change

Revenues	$33	$35	(6%)	$ 70	$71	(1%)
Adjusted OIBDA
	$1	$1	—	$ 6	$7	(14%)
Adjusted OIBDA Margin	3%	3%		9%	10%

Education and Other second quarter revenues decreased $2 million to $33 million, primarily reflecting increased education revenue from higher streaming volumes, which was more than offset by lower revenues from Creative Sound Services. Adjusted OIBDA was in-line with the second quarter of 2009 as operating expenses decreased $2 million.

Corporate and Eliminations

Adjusted OIBDA decreased $11 million when compared to the second quarter a year ago primarily due to increased stock-based compensation expense.

FULL YEAR 2010 OUTLOOK

For the full year ending December 31, 2010, Discovery Communications, Inc. expects total revenue between $3,700 million and $3,775 million, Adjusted OIBDA between $1,625 million and $1,700 million, and net income available to Discovery Communications, Inc. stockholders of $650 million to $700 million. Our outlook incorporates current foreign exchange rates for revenues and expenses, current share price for mark-to-market stock-based compensation calculations, the $105 million net of tax impact from the early extinguishment of debt and termination of interest rate swaps and the elimination of approximately $40 million of revenue due to Antenna Audio’s results being included as part of discontinued operations.

STOCK REPURCHASE PROGRAM

The Company's Board of Directors has approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $1 billion of its common stock. The Company expects to fund repurchases through a combination of cash on hand, cash generated by operations, borrowings under its revolving credit facility and future financing transactions. Accordingly, the Company's stock repurchase program is subject to the Company having available cash to fund repurchases. Under the program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.

OTHER ITEMS

The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation (ASC 810), which amends the existing standards for variable interest entities, the classification of results of operations of our Antenna Audio business as discontinued operations, as well as the realignment of the Commerce business into the U.S. Networks segment.

In June 2010, the Company completed the issuance of $3 billion of Senior Notes including $850 million 3.70% Senior Notes due June 2015, $1.3 billion 5.05% Senior Notes due June 2020, and $850 million 6.35% Senior Notes due June 2040. The net proceeds were used to repay outstanding debt as well as $114 million in make-whole payments for the early extinguishment of debt.

During the second quarter of 2010, the Company committed to a plan to sell its Antenna Audio business within the next year. Antenna Audio’s results have been reflected as discontinued operations and are included in “Other (expense) income, net” on the Condensed Consolidated Statement of Operations. Assets, liabilities and cash flows of Antenna Audio have not been reflected as discontinued operations as they are not material to the Company’s balance sheets and cash flows.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EDT to discuss its second quarter 2010 results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-730-5771 inside the U.S. and 1-857-350-1595 outside of the U.S., using the following passcode: 72814580.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 22, 2010. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2010 outlook and plans for a stock repurchase. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2010	2009(a)	2010	2009(a)

		(recast)		(recast)
Revenues:
Distribution	$449	$ 422	$ 894	$844
Advertising	435	367	783	668
Other	79	76	155	159

Total revenues	963	865	1,832	1,671

Costs of revenues, excluding depreciation and amortization listed
below	254	251	521	500
Selling, general and administrative	304	295	588	561
Depreciation and amortization	33	39	66	76
Restructuring and impairment charges	—	35	3	38
Gains on dispositions	—	(252)	—	(252)

	591	368	1,178	923

Operating income	372	497	654	748

Interest expense, net	(48)	(60)	(106)	(117)
Loss on extinguishment of debt	(136)	—	(136)	—
Other (expense) income, net	(37)	8	(41)	8

Income before income taxes	151	445	371	639
Provision for income taxes	(41)	(264)	(88)	(335)

Net income	110	181	283	304
Less net income attributable to noncontrolling interests	(3)	(2)	(7)	(6)

Net income attributable to Discovery Communications, Inc.	107	179	276	298

Stock dividends to preferred interests	(1)	(2)	(1)	(2)

Net income available to Discovery Communications, Inc.
stockholders	$106	$ 177	$ 275	$296

Net income per share available to Discovery Communications, Inc.
stockholders:
Basic	$0.25	$ 0.42	$ 0.65	$0.70

Diluted	$0.25	$ 0.42	$ 0.64	$0.70

Weighted average shares outstanding:
Basic	426	422	425	422

Diluted	431	424	430	423

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	As of	As of
	June 30,	December 31,
	2010	2009 (a)

		(recast)
ASSETS
Current assets:
Cash and cash equivalents (including $43 and $40 held by variable interest entities	$713	$623
at 2010 and 2009, respectively)
Receivables, net	836	812
Content rights, net	81	75
Prepaid expenses and other current assets	185	161

Total current assets	1,815	1,671

Noncurrent content rights, net	1,206	1,207
Property and equipment, net	401	409
Goodwill	6,442	6,433
Intangible assets, net	625	643
Other noncurrent assets	585	589

Total assets	$11,074	$10,952

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$356	$446
Current portion of long-term debt	17	38
Other current liabilities	235	299

Total current liabilities	608	783

Long-term debt	3,594	3,457
Other noncurrent liabilities	309	443
Commitments and contingencies

Redeemable noncontrolling interests	49	49

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,636	6,600
Accumulated deficit	(111)	(387)
Accumulated other comprehensive loss	(44)	(21)

Total Discovery Communications, Inc. stockholders’ equity	6,486	6,197
Noncontrolling interests	28	23

Total equity	6,514	6,220

Total liabilities and equity	$11,074	$10,952

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Six Months Ended June 30,

	2010	2009 (a)

		(recast)
OPERATING ACTIVITIES
Net income	$283	$304
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	94	98
Depreciation and amortization	67	78
Content amortization	350	338
Impairment charges	—	26
Gains on dispositions	—	(252)
Gains on sales of investments	—	(13)
Deferred income taxes	(44)	12
Noncash portion of loss on extinguishment of debt	12	—
Other noncash expenses, net	43	35
Changes in operating assets and liabilities:
Receivables, net	(31)	17
Content rights	(370)	(368)
Accounts payable and accrued liabilities	(159)	96
Stock-based compensation liabilities	(123)	(15)
Other, net	(32)	(19)

Cash provided by operating activities	90	337

INVESTING ACTIVITIES
Purchases of property and equipment	(20)	(32)
Business acquisitions, net of cash acquired	(38)	—
Proceeds from dispositions	—	300
Proceeds from sales of investments	—	22
Investments in and advances to equity investees	(41)	(13)

Cash (used in) provided by investing activities	(99)	277

FINANCING ACTIVITIES
Net repayments of revolver loans	—	(315)
Borrowings from long-term debt, net of discount and issuance costs	2,970	478
Principal repayments of long-term debt	(2,883)	(518)
Principal repayments of capital lease obligations	(5)	(5)
Cash distributions to noncontrolling interests	(2)	(8)
Proceeds from stock option exercises	15	—
Other financing activities, net	4	(3)

Cash provided by (used in) financing activities	99	(371)

Effect of exchange rate changes on cash and cash equivalents	—	2

NET CHANGE IN CASH AND CASH EQUIVALENTS	90	245
Cash and cash equivalents, beginning of period	623	94

CASH AND CASH EQUIVALENTS, END OF PERIOD	$713	$339

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

		Three Months Ended June 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other	Income

U.S. Networks	$ 379	$ (5)	$ (2)	$ —	$—	$ 372
International Networks	132	(11)	(8)	—	—	113
Education and Other	1	(2)	—	—	—	(1)
Corporate and Eliminations	(57)	(15)	—	(40)	—	(112)

Total	$ 455	$ (33)	$ (10)	$ (40)	$—	$ 372

		Three Months Ended June 30, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 340	$ (8)	$ (5)	$ (2)	$ 230	$ 555
International Networks	91	(10)	(8)	—	(9)	64
Education and Other	1	(1)	—	—	(1)	(1)
Corporate and Eliminations	(46)	(20)	—	(52)	(3)	(121)

Total	$ 386	$ (39)	$ (13)	$ (54)	$ 217	$ 497

(a)	For the three months ended June 30, 2009, amounts represent the pre-tax gain on the sale of Discovery Kids of $252 million as well as asset impairments of $26 million and exit and restructuring charges of $9 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

		Six Months Ended June 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 672	$ (11)	$ (4)	$ —	$ —	$ 657
International Networks	254	(19)	(17)	—	(3)	215
Education and Other	6	(3)	—	—	—	3
Corporate and Eliminations	(112)	(33)	—	(76)	—	(221)

Total	$ 820	$ (66)	$ (21)	$ (76)	$ (3)	$ 654

		Six Months Ended June 30, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 621	$ (16)	$ (11)	$ (1)	$ 230	$ 823
International Networks	189	(19)	(16)	—	(10)	144
Education and Other	7	(2)	—	—	(1)	4
Corporate and Eliminations	(94)	(39)	—	(85)	(5)	(223)

Total	$ 723	$ (76)	$ (27)	$ (86)	$ 214	$ 748

(a)	For the six months ended June 30, 2010 amount represents restructuring charges of $3 million. For the six months ended June 30, 2009, amounts represent the pre-tax gain on the sale of Discovery Kids of $252 million as well as asset impairments of $26 million and exit and restructuring charges of $12 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; amounts in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,

	2010	2009	Change	2010	2009	Change

		(recast)			(recast)

Cash (used in) provided by operating	$(36)	$186	$(222)	$ 90	$337	$(247)
activities
Acquisition of property and equipment	(8)	(13)	5	(20)	(32)	12

Free cash flow	$(44)	$173	$(217)	$ 70	$305	$(235)

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

RECONCILIATION OF 2010 OUTLOOK TO GAAP MEASURES

	Full Year 2010

Net income available to Discovery Communications, Inc. stockholders	$650	To	$700
Interest expense, net	205	To	200
Depreciation and amortization	140	To	130
Other expense, including amortization of deferred launch incentives, mark-to-market stock-	630	To	670
based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$1,625	To	$1,700

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; amounts in millions)

BORROWINGS
				As of
				June 30, 2010

5.625% Senior Notes, semi-annual interest, due August 2019				$500
3.70% Senior Notes, semi-annual interest, due June 2015				850
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease and other obligations				119

Total long-term debt				3,619
Unamortized discount				(8)

Long-term debt, net				3,611
Less current portion of long-term debt				17

Noncurrent portion of long-term debt				$3,594

STOCK-BASED COMPENSATION
			As of June 30, 2010

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	10.8	$22.20	0.5	$21.71

Stock Appreciation Rights	0.1	19.98	——	——

Stock Options	17.4	17.94	3.7	14.89

Performance-based Restricted Stock Units	0.9	32.79	——	——

Service-based Restricted Stock Units	0.5	32.06	——	——

Total stock-based compensation plans	29.7	$20.18	4.2	$15.70

NET INCOME RECONCILIATION FOR ONE-TIME ITEMS
	Three Months Ended
	June 30,
	2010	2009(a)

		(recast)

Net income available to Discovery Communications, Inc. stockholders	$ 106	$177
Loss on early extinguishment of debt, net of tax	90	—
Loss on early termination of interest rate swaps, net of tax	15	—
Gain on sale of Discovery Kids, net of tax	—	(46)

Net income available to Discovery Communications, Inc. stockholders adjusted for one-time	$ 211	$131

items

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.